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                                                                     EXHIBIT 4.2

                               NETIQ CORPORATION

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 14th day of May, 1997, by and among NetiQ Corporation, a California corporation (the "Company"), the purchasers of Founder's Common Stock listed on the schedule attached hereto as Exhibit A, (the "Founders") and the Purchasers
                                ---------
of Series A Preferred Stock and Series B Preferred Stock listed on the schedule attached hereto as Exhibit B (the "Purchasers").
                   ---------


                                  SECTION 1.


     1.1  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Holder" shall mean any holder of outstanding Registrable Securities; provided, however, that for all purposes under this Section 1, the holder of any Shares shall be deemed to be the Holder of the Registrable Securities into which such Shares are then convertible.

          "Initiating Holders" shall mean any Holders of not less than thirty percent (30%) of the Registrable Securities.

          "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof.

          The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities" means (i) shares of the Company's Common
Stock issued or issuable upon conversion of the Shares, and (ii) any of the Company's Common Stock or other securities issued or issuable pursuant to the conversion of the Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares; provided, however, that Registrable Securities shall not include any shares of
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Common Stock which have previously been sold or hereafter registered and sold to the public or any shares sold to the public pursuant to Rule 144.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.2, 1.3, and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, (but excluding (i) underwriters' fees, discounts or commissions relating to registrable securities sold by any Holder and (ii) the compensation of regular employees of the Company which shall be paid in any event by the Company), and all reasonable fees and disbursements of a single counsel designated by the Holders of a majority of the Registrable Securities to be registered for any Holder.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

          "Shares" shall mean shares of the Company's Series A Preferred Stock and Series B Preferred Stock issued to the Holders listed on Exhibit B hereto.
                                                             ---------

     1.2  Requested Registration.
          ----------------------

          (a)  Request for Registration. In case the Company shall receive from
               ------------------------
the Initiating Holders, at any time after the earlier of December 31, 2000 or six (6) months after the effective date of the Company's initial public offering, a written request that the Company effect any underwritten registration, qualification, or compliance with respect to Registrable Securities having an aggregate offering price, net of discounts and commissions, of at least $5,000,000, the Company shall:

               (i) promptly give written notice of the proposed registration, qualification, or compliance to all other Holders; and

               (ii) as soon as practicable, use its most diligent efforts to effect all such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company;

               Provided, however, that the Company shall not be obligated to file any such registration, qualification, or compliance pursuant to this
Section 1.2:

                    (A) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compli-

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ance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) Within one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

                    (C) After the Company has effected two such registrations pursuant to this Section 1.2(a), such registrations have been declared or ordered effective, and the securities offered pursuant to such registration have been sold; or

               Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event within one hundred twenty (120) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company or its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right, exercisable one time only pursuant to each specific request made under this Section 1.2, to defer such filing for a reasonable period not to exceed an additional one hundred twenty (120) days.

          (b)  Underwriting. The right of any Holder to registration pursuant to
               ------------
Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested.

               The Company shall (together with all Holders and holders of other securities proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the other holders distributing their securities through such underwriting. The Common Stock (other than Registrable Securities) held by officers, directors, and all persons without contractual rights to inclusion in such registration shall be excluded from such registration to the extent required. If a limitation of the number of shares to be included in such registration is still required, Common Stock (other than Registrable Securities) shall be excluded from registration to the extent required. After giving effect to the foregoing, in the event that a limitation on the number of Registrable Securities to be included in such underwriting is still required, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in that proportion, as nearly as practicable, that the number of Registrable Securities held by each Holder bears to the total number of Registrable Securities (determined without regard to any requirement of a request to be included in such registration) held by all such Holders at the time of filing the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

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               If any Holder of Registrable Securities disapproves of the terms of the under writing, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter, and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.2(b).

               If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited and the price at which such Registrable Securities would otherwise have been sold will not thereby be reduced.

     1.3  Company Registration.
          --------------------

          (a)  Notice of Registration.  If at any time or from time to time, the
               ----------------------
Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than "Holders") exercising their respective demand registration rights ("Initiating Party") other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) the Company's first registered public offering of its securities, or (iv) a registration effected pursuant to Section 1.4 of this Agreement, the Company will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such under writing shall (together with the Company, the Initiating Party, and the other holders having incidental or "piggyback" registration rights ("Other Holders") distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company may limit to the extent necessary the Registrable

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Securities held by Holders to be included in such registration, but in no event shall the amount of securities of the selling Holders included in the offering be reduced below fifteen percent (15%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be entirely excluded if the underwriters make the determination described above and no other shareholder's securities are included. The Company shall so advise all Holders and the Other Holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated in the following priority: The Common Stock (other than shares as to which any person holds contractual rights to inclusion) held by officers, directors, employees, and all other persons shall first be excluded from such registration and underwriting to the extent required. If a limitation of the number of shares to be included in such registration and underwriting is still required, such limitation shall be allocated among Holders and Other Holders prior to any limitation on the number of shares so included for the account of the Initia-ting Party or the Company, as the case may be, in proportion, as nearly as practicable, to the respective amounts of securities contractually entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders and Other Holders at the time of filing the registration statement. If any Holder or Other Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     1.4  Form S-3 Registration.  In case the Company shall receive from a
          ---------------------
Holder or Holders of more than two percent (2%) of the Company's Common Stock (assuming conversion of all convertible securities) a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to an amount of the Registrable Securities owned by such Holder or Holders for which the anticipated aggregate offering price, net of discounts and commissions, would equal or exceed $1,000,000, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 1.4: (1) if Form S-3 is not available for such offering by the holders; (2) if the Company shall furnish to the holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the initiating request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any

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twelve (12) month period; (3) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or (4) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

               Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

               If the registration to be effected pursuant to this Section 1.4 is to be an under written public offering, it shall be managed by an underwriter or underwriters reasonably acceptable to Company selected by a majority in interest of the Holders requesting registration. In such event, the right of any Holder to registration pursuant to Section 1.4 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the registrable securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the Company may limit the Registrable Securities held by such Holders to be included in such registration to such amounts as determined by the managing underwriter (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders). The Company shall so advise such Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among such Holders in proportion to the respective amounts of Registrable Securities which would be held by each of such Holders at the time of filing of the registration statement. Any Registrable Securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section 1 the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

          The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding ninety (90) days from the effective date thereof.

     1.5  Expenses of Registration. The Company shall bear the Registration
          ------------------------
Expenses of two (2) registration pursuant to Section 1.2. However, the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 1.2, the request of which has been subsequently withdrawn by the Initiating Holders, in which case such expenses shall be borne by the Initiating Holders of securities pro rata in accordance with the number of shares initially sought to be registered requesting or causing such withdrawal, unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Initiating Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Initiating Holders at the time of their request, then the Initiating Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2. The Company shall bear the Registration Expenses of all registrations pursuant to
Section 1.3. The Company shall also bear the Registration Expenses of all registrations pursuant to Section 1.4. All other Registration Expenses shall be paid by the selling shareholders on a pro rata basis.

     1.6  Letter or Opinion of Counsel in Lieu of Registration. If, at any time
          ----------------------------------------------------
after the Company's Common Stock is publicly traded, in the opinion of counsel for the Company, concurred in by counsel for Holders, no registration under the Act is required in connection with the disposition of the Registrable Securities covered by any request made under Sections 1.2, 1.3 and 1.4 hereof in the manner in which they propose to dispose of the Registrable Securities included in such request because the Holder is able to dispose of all of its Registrable Securities in one three-month period pursuant to the provisions of Rule 144, the Company need not comply with such request or requests; provided, however, that the Company shall not be so relieved of its obligations under Sections 1.2, 1.3 and 1.4 hereof unless the aforementioned opinion of counsel for the Company shall have been mailed by the Company to such Holders within fifteen (15) days after the Company's receipt of their request or requests; and provided, further, that if counsel for the Company has opined that no registra tion is required in connection with any such disposition, such counsel shall further opine as to whether the removal of any legend from certificates representing all shares to which such opinion refers is permissible, and, if so, the Company shall remove from such certificates all legends no longer required thereon and shall rescind any stop-transfer instructions previously communicated to its transfer agent relating to such shares.

     1.7  Lock-up. Each Holder hereby agrees that it shall not, to the extent
          -------
requested by the Company and the managing underwriter for the initial offering of the Company's securities to the general public, sell or otherwise transfer any Shares (and any Common Stock issued upon conversion of the Shares), other than securities registered in such offering, for a period of one hundred eighty
(180) days from the effective date of such offering; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) shall have entered into similar agreements or be similarly obligated.

     1.8  Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of this Section 1 to use its most diligent efforts to effect promptly the registration of Registrable Securities, the Company shall:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its most diligent efforts to cause such registration statement to become and remain effective as provided herein;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registra-tion statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities, but for no longer than one hundred twenty (120) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information) and for no longer than ninety (90) days in the case of a registration statement on Form S-3;

          (c) furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller;

          (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing under writer of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (e) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (f) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities become effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is then customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is then customarily given by independent certified public accountants of the Company, in form and substance as is then customarily given by independent certified public accounts to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.9  Indemnification.  In the event any of the Registrable Securities are
          ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and each underwriter, if any, and each person who controls any underwriter within the meaning of

Section 15 of the Securities Act or Section 20 of the 1934 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settle ment of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the 1934 Act, or other federal or state law, in so far as such expenses, claims, losses, damages, or liabilities (or actions in respect thereof) arise out of or are based upon the following state ments, omissions, or violations (collectively, "Violations"): (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document, or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act, or any state securities law, applicable to the Company in con nection with any such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners, and such Holders' separate legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, or defending any such claim, loss, damage, liabi lity, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use in connection with the offering of Securities of the Company.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the 1934 Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, against all expenses, claims, losses, damages, and liabilities (or actions in respect thereof) to which any of the foregoing persons may be subject, under the Securities Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto), arise out of or are based upon the following statements or omissions: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that the obligations any such Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 1.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


          (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage, or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the state ments or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indem nified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     1.10 Information by Holder.  The Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.11 Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning ninety
(90) days after (i) the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) the Company registers a class of securities under Section 12 of the 1934 Act, or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act;

          (b) Then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act, (at any time after it has become subject to such reporting requirements); and

          (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.


     1.12 Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register securities granted Holders under Sections 1.2, 1.3, and 1.4 may be assigned to a transferee or assignee of the Shares in connection with the transfer or assignment to a person who thereafter holds 50,000 Shares, if the Company is given written notice of the transfer of the registration rights under this Agreement at the time of transfer of the Registerable Securities; provided, however, that the minimum share restriction imposed by this Section 1.12 on the transfer of registration rights shall not apply to a transfer of Registrable Securities by a Holder to a partner (limited or general) or affiliates of such Holder.

     1.13 Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

     1.14 Amendment of Outstanding Registration Rights.  Any amendments hereto
          --------------------------------------------
shall be effected only by an amendment to this Agreement by vote of the holders of a majority of the Registrable Securities then outstanding.

     1.15 Termination of Registration Rights.  All rights under this Agreement
          ----------------------------------
shall terminate on the fifth anniversary of the effective date of the Company's initial public offering.

                                  SECTION 2.

                                 MISCELLANEOUS
                                 -------------

     2.1  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of California.

     2.2  Successors and Assigns.  Except as otherwise expressly limited herein,
          ----------------------
the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     2.3  Entire Agreement; Amendment, and Waiver.  This Agreement and the other
          ---------------------------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes any prior agreements between the parties to this Agreement, including the Registration Rights Agreement entered February 14, 1995 between the Company, the Founders and the Series A Preferred Stock Purchasers. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the holders of at least a majority of the Registrable Securities at the time outstanding (and, in the case of an amendment, the Company). Any amendment or waiver effected in accordance with this Section 2.3 shall be binding upon each Holder of the Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of the Registrable Securities or agree to accept alternatives to such performance, without obtaining the consent of any Holder of the Registrable Securities.

     2.4  Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such Holder's address as such Holder shall have furnished to the Company in writing, or (b) if to any Other Holder of any of the Registrable Securities, at such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, to the Company's then current principal offices and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holders, and another copy should be sent to the Company's legal counsel to the attention of Thomas C. DeFilipps, Esq. of Wilson Sonsini Goodrich & Rosati at 650 Page Mill Road, Palo Alto, California 94304.

     2.5  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power, or remedy accruing to any Holder of any of the Registrable Securities, upon any breach or default of the Company under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.
Any waiver, permit, consent, or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     2.6  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which may be executed by less than all of the Holders, each of which shall be enforceable against the parties actually executing such counterparts or otherwise bound by this Agreement, and all of which together shall constitute one instrument.

     2.7  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     2.8  Aggregation of Stock.  All Registrable Securities held or acquired by
          --------------------
affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     Executed effective as of the date first set forth above.


THE COMPANY:                  NETIQ CORPORATION
                              a California corporation



                              By:   /s/ CHING-FA HWANG
                                  --------------------------------------

                              Title:  PRESIDENT
                                    ------------------------------------



THE FOUNDERS:


                               /s/ CHING-FA HWANG
                              ------------------------------------------
                              Ching-Fa Hwang



                               /s/ HER-DAW CHE
                              ------------------------------------------
                              Her-Daw Che



                              Wongfratris Company


                              By:   /s/ YING-HON WONG
                                  --------------------------------------

                              Title:   PARTNER
                                     -----------------------------------

      [Signature Page to NetiQ Corporation Registration Rights Agreement]


THE SERIES A PREFERRED SHAREHOLDERS:


Wongfratris Company                     Direct International, Inc.


By:_____________________________        By:_________________________________

Title:__________________________        Title:______________________________



F&B Limited Liability Company           WS Investment Company '95B


By:_____________________________        By:_________________________________

Title:__________________________        Title:______________________________



________________________________        ____________________________________
Che Family Trust, dated 1/18/95         Ms. Ping-Daw Che



                                         /s/ CHII-JAU-YEH
________________________________        ------------------------------------
Ching-Fa Hwang & Chi-Wei Hwang,         Mr. Chii-Jau Yeh
 Joint Tenancy



________________________________        ____________________________________
Mr. James Yao                           Chen-Fu Hung



________________________________        ____________________________________
Mr. Sen-Tien Lee                        Ching-Shon Ho & Hui-Fan Chen Ho

      [Signature Page to NetiQ Corporation Registration Rights Agreement]


THE SERIES A PREFERRED SHAREHOLDERS:


                                        /s/ TEH-LING SUNG   /s/ TZI-TSAI SUNG
________________________________        -------------------------------------
Chiueh Chin Chu Hsu                     Teh-Ling Sung & Tzi-Tsai Sung, Joint
                                        Tenancy


 /s/ CHING-CHOU LIN                      /s/ YUN LEO TAO
--------------------------------        -------------------------------------
Ching-Chou Lin                          Yun Leo Tao



________________________________        _____________________________________
Yi-Jang Yang & Ru-Wen Lin Yang,         Kuo-Liang Wu & Sheau-Hue Shieh,
Joint Tenancy                           Joint Tenancy



________________________________        _____________________________________
Chen-Yung Chou & Shao-Hua Y. Chou,      George & Teresa Kuo, Joint Tenancy
Joint Tenancy



________________________________        _____________________________________
Mon Yen Tsai                                 Chen Family Trust, dated 1/15/93



  /s/ JEN CHIN CHEN                     /s/ DAVID TSANG
--------------------------------        -------------------------------------
Jen Chin Chen                                   David Tsang




                                        /s/ KAI CHIH-KAI SUN &
 /s/ YING-TSAI LEE                                     /s/ LINDA SHOW-LAN SUN
--------------------------------        -------------------------------------
Ying-Tsai Lee                           Kai Chih-Kai Sun & Linda Show-Lan Sun



/s/ YU T. WANG  /s/ CINDY WANG          /s/ PRAYON PHATHAYAKORN
--------------------------------        -------------------------------------
Yu T. Wang & Cindy Wang                 Prayoon Phathayakorn

      [Signature Page to NetiQ Corporation Registration Rights Agreement]


EACH OF THE SERIES B PREFERRED STOCK PURCHASES:


Wongfratris Company                     InveStar Burgeon Venture Capital, Inc.


By:/s/ YING-HON WONG                    By:/s/ KANDIE HSEIH
   -----------------------------           -----------------------------------

Title:  Partner                         Title: Controller
      --------------------------              --------------------------------



CSK Venture Capital Co. Ltd. as
Investment Manager for CSK-2
Investment Fund                         Concord Venture Capital Co., Ltd.


By:/s/ MASAHIRO AOZONO                  By:/s/ YU-LON CHIAO
   -----------------------------           -----------------------------------

Title:  President                       Title:  President
      --------------------------              --------------------------------



Concord II Venture Capital Co., Ltd.    Golden Venture Capital Investment Corp.


By:/s/ YU-LON CHIAO                     By:/s/ LO-HOU CHEW
   -----------------------------           -----------------------------------

Title:  President                       Title:  President
      --------------------------              --------------------------------



Cosmos Venture Capital Investment       Legend Venture Capital Investment Corp.
Corp.


By:/s/ LO-HOU CHEW                      By:/s/ LO-HOU CHEW
   -----------------------------           -----------------------------------

Title:  President                       Title:  Director
      --------------------------              --------------------------------

      [Signature Page to NetiQ Corporation Registration Rights Agreement]

EACH OF THE SERIES B PREFERRED STOCK PURCHASERS:


Direct International Limited            CMC Magnetics Corporation



By:/s/ C. S. HO                         By:/s/ MING SEN WONG
   -----------------------------           ------------------------------------

Title:  Director                        Title:  Chairman
      --------------------------              ---------------------------------



Sunsino International Development
Associate, Inc.                         F&B LLC


By:/s/ CHENG SANG HUANG                 By:/s/ FRANK CHENG
   -----------------------------           ----------------------------------

Title:  General Manager                 Title:  President
      --------------------------              -------------------------------



 /s/CHING-FA HWANG &
       /s/ CHI WEI HWANG                 /s/ JERRY HWANG
--------------------------------        -------------------------------------
Ching-Fa Hwang & Chi Wei Hwang          Jerry Hwang



 /s/ ANDREW HWANG                        /s/ AUSTIN J. CHE
--------------------------------        --------------------------------------
Andrew Hwang                            Austin J. Che



 /s/ JOYCE J. CHE                        /s/ HER-DAW CHE, Trustee
--------------------------------        --------------------------------------
Joyce J. Che                            Che Family Trust, Dated Jan. 18, 1995



 /s/ SEN-TIEN LEE                        /s/ WANG CHAO-YING LIN
--------------------------------        --------------------------------------
Sen-Tien Lee                            Wang Chao-Ying Lin

 /s/ CHEN-YUNG CHOU &
       /s/ CHAO-HUA Y. CHOU              /s/ KUO-LIANG WU
---------------------------------       --------------------------------------
Chen-Yung Chou & Chao-Hua Y. Chou       Kuo-Liang Wu



 /s/ THOMAS R. KEMP                      /s/ CHIUH CHIN-CHU HSU
---------------------------------       --------------------------------------
Thomas R. Kemp                          Chiuh Chin-Chu Hsu



 /s/ LIANG-TSAI LEE                      /s/ CHEN-FU HUNG
---------------------------------       --------------------------------------
Liang-Tsai Lee                          Chen-Fu Hung



 /s/ GEORGE KUO   /s/ TERESA KUO         /s/ HON-JANE CHIU
--------------------------------        --------------------------------------
George & Teresa Kuo                     Hon-Jane Chiu



 /s/ PETER J.H. CHEN                     /s/ HANG-CHIEN HSU
--------------------------------        --------------------------------------
Peter J.H. Chen                         Hang-Chien Hsu



 /s/ CHENG-CHU FAN                       /s/ TUNG-JEEN CHANG
--------------------------------        --------------------------------------
Cheng-Chu Fan                           Tung-Jeen Chang

                                   EXHIBIT A
                                   ---------

                       HOLDERS OF FOUNDER'S COMMON STOCK
                               NETIQ CORPORATION


Founder's Name and Address
--------------------------

Ching-Fa Hwang
7667 Berland Court
Cupertino, California 95014

Her-Daw Che
19976 Price Avenue
Cupertino, California 95014

Wongfratris Company
51 Jordan Place
Palo Alto, California 94303
Attn:  Ying-Hon Wong

                                   EXHIBIT B
                                   ---------

                      HOLDERS OF SERIES A PREFERRED STOCK
                               NETIQ CORPORATION

Holder's Name and Address
-------------------------

Wongfratris Company
51 Jordan Place
Palo Alto, CA 94303
Attn:  Mr. Ying-Hon Wong

Che Family Trust, dated 1/18/95
19976 Price Avenue
Cupertino, CA 95014
Attn:  Mr. Her-Daw Che

Ms. Ping-Daw Che
19976 Price Avenue
Cupertino, CA 95014

Ching-Fa Hwang & Chi-Wei Hwang,
Joint Tenancy
7667 Berland Court
Cupertino, CA 95014

Mr. Chii-Jau Yeh
c/o Chung Ho Spinning
370 Nanking W. Road
Taipei, Taiwan, R.O.C.

Mr. James Yao
3301 Arbolado Drive
Walnut Creek, CA 94598
Attn:  Mr. Fan-Chi Yao

Chen-Fu Hung
P.O. Box 30661
Walnut Creek, CA 94598
Attn:  Mr. Fan-Chi Yao

Holder's Name and Address
-------------------------

Mr. Sen-Tien Lee
29, Alley 18, Lane 325
Chien Kang Road
Taipei, Taiwan, R.O.C.

F&B Limited Liability Company
10620 Guilford Road
Jessup, MD  20794
Attn:  Mr. Frank Cheng

Chiueh Chin Chu Hsu
5th Floor
348-1, Fu Jin Street
Taipei, Taiwan, R.O.C.

Teh-Ling Sung & Tzi-Tsai Sung,
Joint Tenancy
8 Wandering Rill
Irvine, CA 92715

Ying-Tsai Lee
8 Wandering Rill
Irvine, CA 92715
Attn: Mr. Teh-Ling Sung

Ching-chou Lin
2509 Reata Place
Diamond Bar, CA 91765
Attn:  Jim Chen

Yun Leo Tao
1520 Wright Avenue
Sunnyvale, CA 94087

Jen Chin Chen
1420 Almanor Court
San Jose, CA 95132

Yi-Jang Yang & Ru-Wen Lin Yang,
Joint Tenancy
12305 Beauchamps Lane
Saratoga, CA 95070
Attn:  Mr. Steven Yang

Holder's Name and Address
-------------------------

Kuo-Liang Wu
12305 Beauchamps Lane
Saratoga, CA 95070
Attn:  Mr. Steven Yang

Chen-Yung Chou & Shao-Hua Y. Chou,
Joint Tenancy
12305 Beauchamps Lane
Saratoga, CA 95070
Attn:  Mr. Steven Yang

George & Teresa Kuo, Joint Tenancy
1591 Niblick Avenue
Los Altos, CA 94024

Mon Yen Tsai
752 Talisman Court
Palo Alto, CA 94303

Chen Family Trust, dated 1/15/93
93 Ridgeview Drive
Atherton, CA 94027
Attn:  Mr. Pehong Chen

David Tsang
21677 Rainbow Drive
Cupertino, CA 95014

Kai Chih-Kai Sun & Linda Show-Lan Sun
12502 Parker Ranch Court
Saratoga, CA 95070

Yu T. Wang & Cindy Wang
12502 Parker Ranch Court
Saratoga, CA 95070

Prayoon Phathayakorn
1646 Tupolo Drive
San Jose, CA 95124

Holder's Name and Address
-------------------------

WS Investment Company '95B
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:  Thomas C. DeFilipps, Esq.

                                   EXHIBIT B
                                   ---------

                      HOLDERS OF SERIES B PREFERRED STOCK
                               NETIQ CORPORATION


Holder's Name and Address
-------------------------

Ching-Fa Hwang & Chi Wei Hwang
Joint Tenancy
7667 Berland Court
Cupertino,  CA  95014

Jerry Hwang
7667 Berland Court
Cupertino,  CA  95014

Andrew Hwang
7667 Berland Court
Cupertino,  CA  95014

Wongfratris Company
Attn. Y. Hon Wong, Partner
51 Jordan Place
Palo Alto,  CA  94303

Austin J. Che
19976 Price Avenue
Cupertino, CA 95014

Joyce J. Che
19976 Price Avenue
Cupertino, CA 95014

Che Family Trust, Dated Jan. 18, 1995
19976 Price Ave.
Cupertino,  CA  95014

InveStar Burgeon Venture Capital, Inc.
Attn. Herbert Chang
Leeware One Building
Safe Haven Corporate Centre, West Bay Rd.
Seven Mile Beach, Grand Cayman
Cayman Islands, British West Indies

Holder's Name and Address
-------------------------

CSK Venture Capital Co., Ltd. as
Investment Manager for CSK-2 Investment Fund
Attn. Kenji Suzuki
CSK Venture Capital Co., Ltd.
Kenchiku Kaikan 7th Floor
5-26-20 Shiba, Minatoku
Tokyo 108,  Japan

Concord Venture Capital Co., Ltd.
Attn. Cain Lin, Vice President
14F, #117 Min Sheng East Road, Sec. 3
Taipei 105, Taiwan, R.O.C.

Concord II Venture Capital Co., Ltd.
Attn. Cain Lin, Vice President
14 Fl., #117 Min Sheng East Road, Sec. 3
Taipei 105, Taiwan, R.O.C.

Golden Venture Capital Investment Corp.
Attn. Sean Peng, Vice President
11 Fl. No. 73 Fushing N. Road
Taipei, Taiwan, R.O.C.

Cosmos Venture Capital Investment Corp.
Attn. Sean Peng, Vice President
11 Fl. No. 73 Fushing N. Road
Taipei, Taiwan, R.O.C.

Legend Venture Capital Investment Corp.
Attn. Sean Peng, Vice President
11 Fl. No. 73 Fushing N. Road
Taipei, Taiwan, R.O.C.

Direct International Limited
Attn. C.S. Ho
Charlotte House, Charlotte Street
P.O. Box N-341
Nassau, Bahamas

Sen-Tien Lee
29, Alley 18, Lane 325, Chien Kang Rd.
Taipei,  Taiwan, R.O.C.

Wang Chao-Ying Lin
12305 Beauchamps Lane
Saratoga,  CA  95070

Holder's Name and Address
-------------------------

Chen-Yung Chou & Chao-Hua Y. Chou
Joint Tenancy
12305 Beauchamps Lane
Saratoga,  CA  95070

Kuo-Liang Wu
12305 Beauchamps Lane
Saratoga,  CA  95070

Thomas R. Kemp
1052 Berkeley
Menlo Park,  CA  94025

Chiuh Chin-Chu Hsu
5th Floor, No. 348-1 Fujin Street
Taiper, Taiwan, R.O.C.

F&B LLC
Attn. Frank Cheng
10320 Kingsbridge Road
Ellicott City,  MD  21042

Liang-Tsai Lee
8 Wandering Rill
Irvine,  CA  92612

Chen-Fu Hung
P.O. Box 30661
Walnut Creek,  CA  94598

George & Teresa Kuo
Joint Tenancy
1591 Niblick Ave.
Los Altos,  CA  94024

CMC Magnetics Corporation
Attn.  Annie Yang
104, Ming Chuan W. Road, 4th Fl.
Min-Der Building
Taipei, Taiwan, R.O.C.

Hon-Jane Chiu
14F/2, 88 Min-Chuan E. Rd., Sec. 3
Taipei, Taiwan, R.O.C.

Holder's Name and Address
-------------------------

Sunsino International Development
   Associate, Inc.
Attn.  Peter J.H. Chen
7F, No. 184 Hsin-Yi Road, Sec. 4
Taipei, Taiwan, R.O.C.

Peter J.H. Chen
7F, No. 184 Hsin-Yi Road, Sec. 4
Taipei, Taiwan, R.O.C.

Hang-Chien Hsu
15, Lane 62, Hsing-Te Road
Taipei, Taiwan, R.O.C.

Cheng-Chu Fan
4-1, 2nd Fl., Lane 220
Chung-Shang North Road, Sec. 7
Taipei, Taiwan, R.O.C.

Tung-Jeen Chang
Room 706, Num. 207 Tun-Hwa North Road
Taipei, Taiwan, R.O.C.